EXHIBIT 99.1

GENIUS PRODUCTS, INC. PROVIDES  UPDATE ON CORPORATE RESTRUCTURING AND RELATED TRANSACTIONS

SANTA MONICA, Calif—February 23, 2009 — Genius Products, Inc. (GNPI.PK) today provided an update as to the progress of its corporate restructuring and related transactions that commenced with the acquisition by GNPR Investments, LLC (“GNPR”),, an affiliate of Quadrant Management Inc., of a 60% ownership interest in Genius Products, LLC (the “Distributor”) from affiliates of The Weinstein Company (“TWC”), as announced on January 7, 2009.

Genius Products, Inc. (the “Company”) began a series of corporate restructuring activities on December 31, 2008.  Outlined below is an update of the corporate restructuring and related transactions that have occurred since that date.  Additional details of these activities can be found in the Current Report on Form 8-K  filed by the Company on February 23, 2009.  These recent restructuring activities include the following transactions and events:

•	The Distributor and TWC agreed to restructure all financial obligations owing to TWC by the Distributor through September 30, 2008;

•
The Distributor and TWC entered into an amended and restated Distribution Agreement that provides the Distributor with more favorable economics and retains the strong relationship with TWC. The Distributor continues to be the exclusive U.S. home video distributor for feature film and direct-to-video releases owned or controlled by TWC. The TWC Distribution Agreement will remain in place through December 31, 2010, with a mutual option to extend the agreement to December 31, 2011;

•
GNPR and affiliates of TWC exchanged with the Company their Class W Units of the Distributor for new shares of Series A Interim Convertible Preferred Stock of the Company, entitling them to convert shares of Preferred Stock into 60% and 10%, respectively, of the Company.  As a result, GNPR and affiliates of TWC became direct owners of the Company and, effective as of January 15, 2009, the Distributor became a wholly-owned subsidiary of the Company;

•
The Distributor entered into an amendment to its line of credit agreement with Société Générale under which the bank consented to the above-mentioned restructuring transactions and amended certain other terms of the credit agreement;

•
On February 17, 2009, the Distributor issued new subordinated notes (the “Investor Notes”) and the Company issued warrants (the “Investor Warrants”) to certain institutional investors (the “Investors”) pursuant to a Note and Warrant Purchase Agreement (the “Purchase Agreement”).  Under the Purchase Agreement, (a) the Distributor issued Investor Notes with an aggregate principal balance of $5 million and (b) the Company issued Investor Warrants to purchase an aggregate of up to 1,109,073,910 shares of common stock at an exercise price of $0.0001 per share.  Pursuant to the Purchase Agreement, the Company and the Distributor may engage in subsequent closings and issue an aggregate of up to $9.5 million in Investor Notes and Investor Warrants to purchase an aggregate of up to 1,984,587,356 shares of common stock.  Further details of the Investor Notes are set forth below:

EXHIBIT 99.1

o
The Investor Notes are due and payable on December 31, 2010 and accrue interest at a rate of 5% per annum as of February 17, 2009.  At the Distributor’s option and provided that the expiration date of the amended Distribution Agreement with TWC is extended to no earlier than December 31, 2011, the maturity date of the Investor Notes may be extended at the Company’s option to December 31, 2011, in which case the Investor Notes will accrue interest at a rate of 10% per annum for such extension period.

o	Repayment of all amounts under the Investor Notes is subordinated to amounts owed by the Distributor to Société Générale.
o
The Investor Warrants are mandatorily exercisable at the time that the Company has sufficient authorized common stock to allow for the exercise of all Investor Warrants and the conversion of all shares of Series A Preferred Stock, which is expected to occur upon completion of the reverse stock split discussed below.

o
The Company agreed to register for resale the shares of Common Stock issuable upon exercise of the Investor Warrants on a registration statement to be filed within forty-five (45) days after the closing of the Note and Warrant Purchase Agreement; provided, that, if the Company takes material steps towards terminating the registration of its common stock under the Securities Exchange Act of 1934 by May 30, 2009, the obligation to file the registration statement will be delayed for one year.

•	The Company’s capitalization on a fully-diluted basis as a result of the restructuring and other transactions described in this press release is as follows:

	Fully Diluted Shares (Assuming $5 Million in Investor Notes)	Fully Diluted Shares (Assuming $9.5 Million in Investor Notes)
GNPR Investments	2,704,363,760	2,704,363,760
Investor Notes	929,034,589	1,984,587,356
TWC	676,090,940	676,090,940
Public Shareholders	67,609,094	67,609,094
Management Pool Société Générale	1,014,136,410 45,072,729	1,014,136,410 45,072,729
TOTAL	5,436,307,522	6,491,860,289

Above table omits approximately 39.2 million shares subject to issuance under options and warrants that are substantially out of the money.

•
The Company secured three year employment commitments from Trevor Drinkwater, CEO; Matthew Smith, President; and Mitch Budin, EVP and General Manager, through new employment contracts.  The Board of Directors also approved a pool of 1,014,136,410 new shares of common stock which will be issuable to directors and executive management of the Company and the Distributor pursuant to stock options and restricted stock grants;

•
The Board of Directors appointed, effective February 27, 2009, Alan Quasha, Bruce Bunner and John Hecker as directors of the Company to fill three vacancies on the Board resulting from the resignation of Richard Koenigsberg, Larry Madden and Irwin Reiter in connection with the restructuring transaction with TWC.  Effective upon his appointment to the Board, Mr. Quasha will become Chairman of the Board and a member of the Board’s Audit Committee, Compensation Committee and Nominating Committee.  Messrs. Bunner and Hecker will become members of the Audit Committee, Compensation Committee and Nominating Committee;

EXHIBIT 99.1

•
Stephen K. Bannon and Trevor Drinkwater will continue to serve as members of the Board and Herbert Hardt will continue to serve as an independent director.  Mr. Bannon has been designated Vice Chairman of the Board;

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The Board of Directors has approved, and the Company’s stockholders have consented to, a reverse stock split of the Company’s common stock based on an exchange ratio of 1-for-500. The Board retains the discretion to implement the Reverse Split until January 20, 2010, and the split is expected to occur immediately following compliance by the Company with all applicable disclosure requirements under SEC rules;

•
 The Company continues to work towards filing amendments to its periodic reports to restate the Company’s financial statements for fiscal 2007, the first and second quarters of 2007 and the third quarter of 2008.  These filings are expected to be made by early March 2009.

About Genius Products

Genius Products, Inc. (Pink Sheets:GNPI), is the parent company and 100% owner of Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Animal Planet, Asia Extreme(TM), Discovery Kids, Dragon Dynasty(TM), Dimension Films(TM),  ESPN®, RHI Entertainment(TM), Sesame Workshop®, TLC, The Weinstein Company® and WWE®.

About Quadrant Management, Inc.

Quadrant Management, Inc. is a principal alternative investment management firm focused on US and emerging markets. Quadrant, along with its affiliates, have in excess of $3.0 billion in assets under management and a thirty year investment track record, much of it based upon restructuring companies.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products' business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our anticipated restructuring activities and the success thereof. Actual results could vary for many reasons, including but not limited to, our ability to acquire and keep valuable content, the unpredictability of audience demand, the success of The Weinstein Company titles at the box office and the popularity of our titles on DVD, our ability to perform under the terms of our agreement with our content providers, our ability to comply with the terms of our credit facility with Société Générale, our ability to continue to attract and keep experienced management, the effect of technological change, the availability of alternative forms of entertainment and our ability to maximize our operating leverage. Other such risks and uncertainties include the matters described in Genius Products' filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
GNPI—Investor Relations
John Mills or Anne Rakunas, 310-954-1100